Exhibit 99.2

55 Water Street New York, NY 10041 www.spglobal.com Press Release For Immediate Release

S&P Global Announces Pricing of Offering of

$750,000,000 Senior Notes due 2033

NEW YORK, September 7, 2023 – S&P Global (NYSE: SPGI) (the “Company” or “S&P Global”) today announced that it has priced an offering (the “Offering”) of $750,000,000 aggregate principal amount of 5.250% senior notes due 2033 (the “Notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will bear interest at a rate of 5.250% per annum and will mature on September 15, 2033.The Notes will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes will be unsecured obligations of the Company and will be guaranteed by its subsidiary, Standard & Poor’s Financial Services LLC. The closing of the sale of the Notes is expected to occur on or about September 12, 2023, subject to customary closing conditions.

The Company intends to use the net proceeds from the Offering to repay its outstanding commercial paper borrowings and for general corporate purposes, including repaying or repurchasing existing indebtedness of the Company or its subsidiaries.

The Notes will be sold in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offer of the Notes will be made only by means of an offering memorandum.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through ESG and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world. We are widely sought after by many of the world’s leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world’s leading organizations plan for tomorrow, today.

Contact:

Investor Relations:

Mark Grant

Senior Vice President, Investor Relations

Tel: +1 (347) 640-1521

mark.grant@spglobal.com

Media:

Ola Fadahunsi

Communications

Tel: +1 (332) 210-9935

ola.fadahunsi@spglobal.com

Christopher Krantz

Communications

Tel: +44 7976 632 638

christopher.krantz@spglobal.com

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which the Company operates and beliefs of and assumptions made by the Company’s management, involve uncertainties that could significantly affect the financial or operating results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will,” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. For example, management may use forward-looking statements when addressing topics such as whether the Offering will be completed and the anticipated use of proceeds from the Offering.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., COVID-19), geopolitical uncertainty (including military conflict), and conditions that may result from legislative, regulatory, trade and policy changes; (ii) the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; (iii) the ability of the Company to implement its plans, forecasts and other expectations with respect to IHS Markit Ltd.’s business and realize expected synergies; (iv) changes in debt and equity markets, including credit quality and spreads; (v) the demand and market for credit ratings in and across the sectors and geographies where the Company operates; (vi) changes in financial markets, capital, credit and commodities markets and interest rates; (vii) the outcome of the Offering; and (viii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company from time to time, including those discussed under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, the Company disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.